                                                                    Exhibit 23.1
                                                                    ------------


CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1998 which appears in the Allmerica Financial Corporation 1997 Annual Report, which is incorporated by reference in Allmerica Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K.

                              /s/ PricewaterhouseCoopers LLP
                              PricewaterhouseCoopers LLP
                              Boston, Massachusetts
                              February 12, 1999